
                                                                     EXHIBIT 4.2

                                  STENTOR, INC.

                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

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                                TABLE OF CONTENTS

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1.    Covenants of the Company ........................................................         1

      1.1     Information Rights ......................................................         1
      1.2     Reservation of Common Stock .............................................         3
      1.3     Stock Vesting ...........................................................         3
      1.4     Key Person Insurance ....................................................         3
      1.5     Proprietary Information and Inventions Agreement ........................         3
      1.6     Approval ................................................................         3
      1.7     Directors' Liability and Indemnification ................................         3
      1.8     Certain Covenants Relating to Management and Board Participation ........         4

2.    Registration Rights .............................................................         4

      2.1     Certain Definitions .....................................................         4
      2.2     Demand Registration .....................................................         6
      2.3     Piggyback Registration ..................................................         7
      2.4     Registration on Form S-3 ................................................         8
      2.5     Expenses of Registration ................................................         9
      2.6     Registration Procedures ........................ ........................         9
      2.7     Delay of Registration ...................................................        11
      2.8     Indemnification .........................................................        11
      2.9     Information by Holder ...................................................        12
      2.10    Rule 144 Reporting ......................................................        13
      2.11    Transfer of Registration Rights .........................................        13
      2.12    Standoff Agreement ......................................................        13
      2.13    Termination of Registration Rights ......................................        14

3.    Preemptive Rights ...............................................................        14

      3.1     General .................................................................        14
      3.2     Right of First Refusal ..................................................        14
      3.3     Expiration of Right of First Refusal ....................................        15

4.    Voting Agreement ........ .......................................................        15

      4.1     Shares Subject to Agreement .............................................        15
      4.2     Voting of Board of Directors ............................................        15
      4.3     Successors in Interest ..................................................        16

5.    Termination of Rights ...........................................................        16

      5.1     Transfer to Competitors .................................................        16

6.    Miscellaneous ...................................................................        16

      6.1     Additional Investors ....................................................        16
      6.2     Waivers and Amendments ..................................................        16
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                                       -i-
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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6.3   Notices .........................................................................        17
6.4   Descriptive Headings ............................................................        17
6.5   Governing Law ...................................................................        17
6.6   Counterparts ....................................................................        17
6.7   Expenses ........................................................................        17
6.8   Successors and Assigns ..........................................................        17
6.9   Entire Agreement ................................................................        17
6.10  Separability Severability .......................................................        17
6.11  Stock Splits ....................................................................        18
6.12  Aggregation of Stock. ...........................................................        18

                                  STENTOR, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      THIS AGREEMENT is made as of August 11, 2000 among Stentor, Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock listed on Exhibit A attached hereto (collectively, the "Series A Holders"), the holders of the Company's Series B Preferred Stock listed on Exhibit A attached hereto (collectively, the "Series B Holders"), the holders of the Company's Common Stock listed on Exhibit A attached hereto (collectively, the "Common Holders") and the purchasers of the Company's Series C Preferred Stock ("Preferred Stock") listed on Exhibit B hereto (each an "Investor," and collectively, the "Investors").

                                    RECITALS

      WHEREAS, the Investors desire to obtain certain (i) rights regarding registration of the Company's securities under the Securities Act of 1933, as amended ("Registration Rights"), and (ii) preemptive rights regarding the Company's equity offerings ("Preemptive Rights"), and (iii) rights to information ("Information Rights").

      WHEREAS, the Company, to induce the Investors to invest, desires to grant the Investors such rights.

      WHEREAS, the Series A Holders, the Series B Holders, the Common Holders and the Company are parties to the Investors' Rights Agreement dated April 2, 1999 (the "Original Agreement").

      WHEREAS, in accordance with Section 5.2 of the Original Agreement, the holders of sixty-six and two thirds percent (66 2/3%) of the outstanding shares of Series A Preferred and Series B Preferred voting as separate series have consented to the Amendment and Restatement of the Original Agreement.

      WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by the Series C Preferred Stock Purchase Agreement which shall be executed by and between the Series C Holders and the Company on the date hereof.

      WHEREAS, the Shareholders and the Company desire that the transactions contemplated by the Series C Purchase Agreement be consummated.

      NOW, THEREFORE, the parties agree as follows:

      1. Covenants of the Company.

            1.1 Information Rights.

                  (a) Annual Financial Statements. The Company will provide to each Investor as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and which shall be audited by a public accounting firm as may be determined by the Board of Directors. Such annual financial statements shall be certified by either the President, Chief Executive Officer or Chief Financial Officer of the Company.

                  (b) Monthly Financial Statements. So long as an Investor is a licensed Small Business Investment Company ("SBIC") or an Investor (and its affiliates) holds at least 100,000 shares of the Company's Preferred Stock (or Common Stock, options thereupon, or a combination thereof) or ten percent (10%) of the Company's outstanding stock (on an as-converted basis), the Company shall provide such Investor as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, consolidated statements of income, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so), all in reasonable detail.

                  (c) Annual Budget and Business Plan. So long as an Investor is a SBIC or an Investor (and its affiliates) holds at least 100,000 shares of the Company's Preferred Stock (or Common Stock, options thereupon or a combination thereof) or ten percent (10%) of the Company's outstanding stock (on an as-converted basis), the Company shall provide, as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, an operating plan for the next fiscal year.

                  (d) Additional Information. So long as an Investor is a SBIC or an Investor (and its affiliates) holds at least 100,000 shares of the Company's Preferred Stock (or Common Stock, options thereupon or a combination thereof) or ten percent (10%) of the Company's outstanding stock (on an as-converted basis), the Company will allow such Investor to visit and inspect any of the properties of the Company (upon reasonable advance notice) and will deliver or provide to such Investor with reasonable promptness, (i) copies of all notices, minutes, consents and the like provided to the Board of Directors of the Company, and (ii) such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential or classified information unless the recipient first executes a Nondisclosure Agreement in a form reasonably acceptable to the Company.

                  (e) Termination of Covenants. The rights set forth in Section
1.1 shall terminate and be of no further force or effect upon the closing of a firmly underwritten public offering of the Company's securities to the public pursuant to an effective registration statement filed by the Company in accordance with the provisions of this Agreement under the Securities Act of 1933, as amended at an aggregate offering price of not less than $20,000,000 (after deduction of underwriter commissions and offering expenses) which price shall be based on a valuation of the Company of not less than $200 million ("Qualified Public Offering"), or on the date the Company otherwise becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act, as amended, whichever first occurs.

            1.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

            1.3 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of .this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) seventy-five percent (75%) of such stock shall vest monthly in equal installments over the remaining thirty-six (36) months. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

            1.4 Key Person Insurance. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million ($1,000,000) dollars on the Company's Chief Executive Officer; naming the Company as beneficiary.

            1.5 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in a form approved by the Company's Board of Directors.

            1.6 Approval. The Company shall not without the unanimous consent of the Board of Directors, authorize or enter into any material transactions outside of the ordinary course of business with any director or management employee, or such director's or employee's immediate family.

            1.7 Directors' Liability and Indemnification. The Company's Certificate of Incorporation and Bylaws shall provide (i) for elimination of the liability of each director of the Company to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts in a form to be approved by counsel for the directors, with each of its directors to indemnify such directors to the maximum extent permissible under Delaware law. If determined advisable by the Board of Directors, the Company shall have in force a directors and officers liability insurance policy in an amount and with a carrier approved by the unanimous consent of the Board of Directors.

            1.8 Certain Covenants Relating to Management and Board
Participation.

                  (a) Consultation with Management. The Investors shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Investors regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advise and to review progress in achieving said plans.

                  (b) Inspection of Books and Records. The Investors may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided unless the recipient first executes a Nondisclosure Agreement in form reasonably acceptable to the Company.

                  (c) Board of Directors Representative. If, at any time, either of the Sanderling or Caduceus venture capital firms or UPMC Health System ("UPMCHS") control Investors holding an aggregate of at least 250,000 shares of outstanding stock of the Company and there is not a representative of Sanderling, Caduceus or UPMCHS on the Company's Board of Directors, the Company shall invite Sanderling, Caduceus and/or UPMCHS (whichever is not already on the Board of Directors) to attend all meetings of its Board of Directors in a non-voting observer capacity, and in this respect shall give such representative copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary (i) to preserve the attorney-client privilege or to protect against a conflict of interest with such individual, (ii) because such portion of the meeting is an executive session limited solely to Board members and legal counsel, or (iii) to protect highly confidential proprietary information or for other similar reasons unless the recipient first executes a Nondisclosure Agreement in form reasonably acceptable to the Company. Such representative may participate in discussions of matters brought to the Board of Directors.

      2. Registration Rights.

            2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Holder" shall mean the Investors holding Registrable Securities or securities convertible or exercisable into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

                  (c) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold at least 50% of the Registrable Securities.

                  (d) "Participating Holders" shall mean any Holder or Holders who propose to distribute their securities through a registration pursuant to this Section 2.

                  (e) "Registrable Securities" means the Common Stock issued or issuable upon conversion of Preferred Stock issued by the Company pursuant to a Preferred Stock Purchase Agreement and any Common Stock of the Company issued or issuable in respect of the Preferred Stock, Common Stock issued to the University of Pittsburgh-Of the Commonwealth System of Higher Education (the "University") pursuant to a Stock Issuance Agreement dated December 21, 1998 or issuable to the University in respect of an option to purchase shares of the Company's Common Stock dated December 21, 1998 or other securities issuable pursuant to the conversion of the Preferred Stock or upon any stock split, stock dividend, recapitalization, or similar event; provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities for purposes of Section 2.3 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

                  (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof (but excluding underwriting discounts and commissions), including the reasonable expenses of one (1) special counsel selected by a majority in interest of the Participating Holders.

                  (h) "Restricted Securities" shall mean the securities of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

                  (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (j) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

            2.2 Demand Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least fifty percent (50%) of the Registrable Securities or Registrable Securities with an expected aggregate offering price to the public of at least $20,000,000, net of underwriting discounts and commissions, which price shall be based on a valuation of the Company of not less than $200 million the Company will (1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (2) as soon as practicable (but within 120 days after receipt of the request of the Initiating Holders), use its commercially reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

                        (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (ii) Prior to the earlier of August 10, 2003 or twelve months after the effective date of the Company's first Qualified Public Offering of its securities;

                        (iii) During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company's first Qualified Public Offering of its securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (iv) After the Company has effected a registration pursuant to this Section 2.2(a), which registration has been declared or ordered effective;

                        (v) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than twice in any twelve-month period.

                  (b) Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

            The Company shall, together with all Participating Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Participating Holders. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

            If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

            2.3 Piggyback Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction, or a registration pursuant to
Section 2.2 hereof, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a Qualified Public Offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 2.3(a). In such event the right of any Holder to registration pursuant to 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter or Company determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or completely exclude the Registrable Securities and other securities to be distributed through such underwriting, provided that, subsequent to the Company's initial Qualified Public Offering, the Registrable Securities to be included in such registration may not be limited to less than 30% of the total number of securities to be included in such registration. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation (or exclusion, if applicable) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

            If any Participating Holder disapproves of the terms of any such underwriting, such Participating Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

            2.4 Registration on Form S-3.

                  (a) Request for Registration. Following the Company's initial public offering, the Company shall use its best efforts to become eligible to register offerings of securities on SEC Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of Registrable Securities then outstanding shall have the right to request registration on Form S-3 (which request shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of shares by such Holders); provided that no more than two such registrations must be effected during any twelve month period. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4(a)

                        (i) unless the Holders requesting registration propose to dispose of Registrable Securities having an anticipated aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

                        (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (iii) more than twice in any twelve month period;

                        (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company shall not exercise such right more than twice in any twelve-month period; or

                        (v) after the Company has effected three registrations pursuant to this Section 2.4, which registrations have been declared or ordered effective.

            2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company (including the reasonable expenses of one special counsel of the Participating Holders to be selected by a majority in interest of the Participating Holders). All other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

            2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed (up to a maximum of 120 days);

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Participating Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all securities covered by such registration statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation.

                  (h) Provide a transfer agent and registrar for all securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify each Participating Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay to each such Participating Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Participating Holder, each such underwriter and each person who controls any such underwriter, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) To the extent permitted by law, each Participating Holder will, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Participating Holder, each of its officers, directors, partners and legal counsel and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the Company, such Participating Holders, such directors, officers, persons, underwriters or control persons, as incurred any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 2.8(b).

                  (c) Each party entitled to indemnification under this Section
2.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable best efforts to:

                  (a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                  (c) So long as an Investor owns any Restricted Securities, upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

            2.11 Transfer of Registration Rights. Except as otherwise provided in Section 4, the rights to cause the Company to register securities granted Holders under Sections 2.2, 2.3 and 2.4 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 100,000 shares of Registrable Securities, or (ii) to any transferee or assignee who is a constituent partner of a Holder or the estate of such constituent partner, or to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder, provided that, with respect to each such transfer or assignment, the Company be give a prior written notice of the transfer, the transferee or assignee agree in writing to all provisions contained in this
Section 2 and that such transfer otherwise be effected in accordance with applicable securities laws.

            2.12 Standoff Agreement. Each Holder agrees in connection with the Company's initial Qualified Public Offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the Company shall use its best efforts to obtain similar agreements from each of the Company's officers, directors and holders of one percent (1%) or more of the Company's stock (on an as-converted basis).

            2.13 Termination of Registration Rights. The rights granted under this Section 2 shall terminate on the first to occur of (i) the fifth anniversary of the consummation of the initial Qualified Public Offering of the Company's securities, (ii) as to any Holder, at such time as such Holder owns Securities consistently less than 1% of the outstanding voting stock of the Company and such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act.

      3. Preemptive Rights.

            3.1 General. Except for (i) conversion rights applicable to the Company's Preferred Stock, (ii) securities issued pursuant to a Qualified Public Offering, (iii) securities issued pursuant to the Company's acquisition of another corporation by merger, purchase of substantially all the assets or other corporate reorganization, (iv) securities issued in connection with any stock split or stock dividend of the Company, recapitalizations or the like, (v) securities issued after the date hereof to employees, officers, or directors of, or contractors, consultants or advisors to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Company's Board of Directors or (vi) securities issued to independent non-Shareholder third parties in connection with equipment lease financing transactions approved by the Company's Board of Directors, the Company will not, nor will it permit any subsidiary to, authorize or issue any shares of stock of the Company of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Investors the right of first refusal described below.

            3.2 Right of First Refusal. Each Investor which holds at least 2,000 shares of Preferred and/or Common Stock of the Company shall have a right of first refusal to purchase an amount of securities of the Company of any class or kind which the Company proposes to sell in a nonregistered private placement (other than the issuance of shares contemplated by Section 3.1 above) ("Preemptive Securities") sufficient to maintain such Investor's proportionate beneficial ownership interest in the Company (on an as-converted, fully diluted basis). If the Company wishes to make any such sale of Preemptive Securities, it shall give the Investors written notice of the proposed sale. The notice shall set forth (i) the Company's bona fide intention to offer Preemptive Securities and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell Preemptive Securities to the Investors on such terms and conditions. Any Investor may accept such offer by delivering a written notice of acceptance (an "Acceptance Notice") to the Company within thirty (30) days after receipt of the Company's notice of the proposed sale. Any Investor exercising its right of first refusal shall be entitled to participate in the purchase of Preemptive Securities on a pro rata basis to the extent necessary to maintain such

Investor's proportionate beneficial ownership interest in the Company (such Investor's "Pro Rata Portion") (for purposes of determining such Investor's Pro Rata Portion, any Investor or other security holder shall be treated as owning that number of shares of Common Stock into which any outstanding convertible securities may be converted and for which any outstanding options may be exercised). The Company shall, in writing, inform each Investor which elects to purchase its Pro Rata Portion of Preemptive Securities of any other Investor's failure to do so, in which case the Investors electing to purchase such shares of Preemptive Securities shall have the right to purchase all of such shares on a pro rata basis. If any Investor who elects to exercise its right of first refusal does not complete the purchase of such Preemptive Securities within thirty (30) days after delivery of its Acceptance Notice to the Company, the Company may complete the sale of Preemptive Securities on the terms and conditions specified in the Company's notice within the ninety (90) day period following the expiration of such thirty (30) day period. If the Company does not enter into an agreement for the sale of such shares within such thirty (30) day period, or if such agreement is not consummated within such ninety (90) day period, the right provided hereunder shall be deemed to be revived and all future shares of Preemptive Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 3. An Investor shall be entitled to apportion the right of first refusal hereby granted among itself and its partners and affiliates in such proportions it deems appropriate.

            3.3 Expiration of Right of First Refusal. The right of first refusal granted under this Agreement shall expire when the Company consummates a Qualified Public Offering.

      4. Voting Agreement.

            4.1 Shares Subject to Agreement. Each Investor hereby agrees to hold all of its shares of Common Stock, Preferred Stock and Common Stock issuable upon conversion of Preferred Stock held or acquired in the future (collectively, the "Voting Shares") subject to, and to vote the Voting Shares in accordance with, the provisions of this Agreement.

            4.2 Voting of Board of Directors. The Investors hereby agree to vote the Voting Shares as to which they have beneficial ownership to elect to the Board of Directors:

                  (i) two nominees by the holders of Common Stock;

                  (ii) one nominee by the holders of Series A Preferred (for as long they hold at least five percent (5%) of the outstanding common stock of the Company on an as converted basis);

                  (iii) one nominee by the holders of Series B Preferred (for as long they hold at least five percent (5%) of the outstanding common stock of the Company on an as converted basis), which person shall be nominated by the Sanderling entities; and

                  (iv) one nominee by the holders of Series C Preferred (for as long they hold at least five percent (5%) of the outstanding common stock of the Company on an as converted basis), which person shall be nominated by Gilo Ventures.

      An additional independent director shall be appointed by the unanimous vote of the Board of Directors. In the event that any director elected pursuant to the terms hereof ceases to serve as a member of the Board, the Company and the Investors agree to take all such action as is reasonable and necessary, including the voting of Voting Shares by the Investors as to which they have beneficial ownership, to cause the election or appointment of such other substitute person to the Board as may be designated on the terms as provided herein. Directors will be elected annually and will serve until their successors are elected or the next annual meeting of shareholders or until their earlier removal or resignation.

            4.3 Successors in Interest. The provisions of this Section 4 shall be binding upon all transferees or assignees of the Voting Shares. The Company shall not permit the transfer of any of the Voting Shares on its books or issue a new certificate representing any of the Voting Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor on the date hereof.

      5. Termination of Rights.

            5.1 Transfer to Competitors. Upon the transfer of any shares of the Company's Preferred Stock to a Competitor of the Company (as defined below) the Information Rights, the Registration Rights and the Preemptive Rights set forth in this Investors' Rights Agreement shall immediately terminate as to the transferred shares and be of no further force or effect. A Competitor of the Company shall be as determined by resolution of the Board of Directors in its sole and absolute discretion.

      6. Miscellaneous.

            6.1 Additional Investors. Such number of Additional Investors may be added to this Agreement as may be required to purchase an additional 768,820 shares of Series C Preferred Stock of the Company. Such Investors may become party to this Agreement, upon execution and delivery to the Company of signature pages hereto.

            6.2 Waivers and Amendments. With the written consent of the record or beneficial holders of sixty-six and two thirds percent (66 2/3%) of (i) the outstanding shares of Series A Preferred, (ii) the Series B Preferred, and (iii) the Series C Preferred, each voting as a separate series, the rights and obligations of the Company and the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely). With the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such consent shall be required for the purpose of adding to this Agreement an Investor pursuant to Section 6.1, or an equipment lessor. No modification, amendment or waiver shall reduce the sixty-six and two-thirds percentage (66 2/3%) required pursuant to this Section 6.2 without the consent of all of the

Purchasers of the Registrable Securities. If the holders of any class or series of stock will be adversely affected by any modification, amendment or waiver in a manner different from the holders of any other class or series of stock, such adversely affected holders shall be required to approve the modification, amendment or waiver by a sixty-six and two-thirds percent (66 2/3%) vote of that class or series, as appropriate. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 6.2 (Waivers and Amendments).

            6.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or forty-eight (48) hours after being deposited with the United States Post Office, (by registered mail, postage prepaid) addressed: (a) if to the Company, at 385 Oyster Point Boulevard, Suite 8B, South San Francisco, CA 94080 (or at such other address as the Company shall have furnished to the Holders in writing) and (b) if to a Holder, at the latest address of such person shown on the Company's records.

            6.4 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

            6.5 Governing Law. This Agreement shall be governed by and Interpreted under the laws of the State of Delaware.

            6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

            6.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.8 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

            6.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

            6.10 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other

Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

            6.11 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

            6.12 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                      [This space intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Investors' Rights Agreement on the day and year first set forth above.

THE COMPANY:                           STENTOR,INC.

                                       By: /s/ Oran Muduroglu
                                           ------------------
                                           Oran Muduroglu
                                           Chief Executive Officer and President

          [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

EXISTING HOLDERS

UNIVERSITY OF PITTSBURGH -
OF THE COMMONWEALTH SYSTEM OF
HIGHER EDUCATION

/s/ Amy K. Marsh
------------------------
Amy K. Marsh
Treasurer

/s/ Oran Muduroglu
------------------------
Oran Muduroglu

/s/ John Huffman
------------------------
John Huffman

/s/ Paul Chang
------------------------
Paul Chang

CADUCEUS CAPITAL HEALTH VENTURES, L.P.
BY: CADUCEUS CAPITAL HEALTH VENTURES GP, L.L.C.

/s/ William Golden
------------------------
William Golden
Managing Director

          [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

SANDERLING VENTURE PARTNERS IV, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
----------------------------------    ---------------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

SANDERLING IV LIMITED, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
----------------------------------    ---------------------------------------
Fred A. Middleton,                    Robert G. McNeil
General Partner                       General Partner

SANDERLING IV BIOMEDICAL, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
----------------------------------    ---------------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

SANDERLING [FERI TRUST] VENTURE PARTNERS IV, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
----------------------------------    ---------------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

         [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

SANDERLING IV VENTURE MANAGEMENT

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
----------------------------------    ---------------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

/s/ Mark Maletz
----------------------------------
Mark Maletz

THE INVESTORS:

GILO VENTURES

/s/ Stephen Pezzola
----------------------------------
By: Stephen Pezzola
Title: Member

 UPMC HEALTH SYSTEM

/s/ Karen L Hartley
----------------------------------
By: KAREN L HARTLEY
Title: NICE PRESIDENT OF FINANCE
       ASSISTANT TREASURER

CADUCEUS CAPITAL HEALTH VENTURES, L.P.
BY:CADUCEUS CAPITAL HEALTH VENTURES GP, L.L.C.

/s/ William Golden
----------------------------------
William Golden
Managing Director

         [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

SANDERLING VENTURE PARTNERS IV, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
-----------------------------------   --------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

SANDERLING IV LIMITED, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
-----------------------------------   --------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

SANDERLING IV BIOMEDICAL, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
-----------------------------------   --------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

SANDERLING [FERI TRUST] VENTURE PARTNERS IV, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
-----------------------------------   --------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

SANDERLING IV VENTURE MANAGEMENT

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
-----------------------------------   --------------------------------
Fred A. Middleton                     Robert G. McNeil
General Partner                       General Partner

----------------------------------
Mark Maletz

          [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

UNIVERSITY OF PITTSBURGH -
OF THE COMMONWEALTH SYSTEM OF
HIGHER EDUCATION

/s/ Amy K. Marsh
----------------------------------
Amy K. Marsh
Treasurer

          [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

SANDERLING VENTURE PARTNERSHIP IV
CO-INVESTMENT FUND, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
---------------------------------     ----------------------------------
Name: Fred A. Middleton               Name: Robert G. McNeil
Title: General Partner                Title: General Partner

SANDERLING IV BIOMEDICAL
CO-INVESTMENT FUND, L.P.

/s/ Fred A. Middleton                 /s/ Robert G. McNeil
---------------------------------     ----------------------------------
Name: Fred A. Middleton               Name: Robert G. McNeil
Title: General Partner                Title: General Partner

          [SIGNATURE PAGE TO STENTOR, INC. INVESTORS' RIGHTS AGREEMENT]

EMC INVESTMENT CORPORATION

/s/ Michael Cody
--------------------------------------------
By: Michael Cody
Title: Vice President, Corporate Development

                                    EXHIBIT A

                         SCHEDULE OF EXISTING INVESTORS

SERIES A HOLDERS

Caduceus Capital Health Ventures, L.P.

SERIES B HOLDERS

Caduceus Capital Health Ventures, L.P.

Sanderling Venture Partners IV, L.P.

Sanderling IV Limited Partnership, L.P.

Sanderling IV Biomedical, L.P.

Sanderling [Feri Trust] Venture Partners IV, G.P.

Sanderling IV Venture Management

Mark Maletz

COMMON HOLDERS

Oran Muduroglu

Paul Chang

John Huffman

University of Pittsburgh

                                    EXHIBIT B

                             SCHEDULE OF INVESTORS

Gilo Ventures

UPMC Health System

Caduceus Capital Health Ventures, L.P.

Sanderling Venture Partners IV, L.P.

Sanderling IV Limited Partnership, L.P.

Sanderling IV Biomedical, L.P.

Sanderling [Feri Trust] Venture Partners IV, G.P.

Sanderling IV Venture Management

Sanderling Venture Partners IV Co-Investment Fund, L.P.

Sanderling IV Biomedical Co-Investment Fund, L.P.

Mark Maletz

University of Pittsburgh

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                                    EXHIBIT B

                      SCHEDULE OF INVESTORS - SECOND CLOSE

Caduceus Capital Health Ventures, L.P

EMC Investment Corporation